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                                                                    EXHIBIT 10.8


Nationwide Financial Services, Inc.
1996 Long-Term Equity
Compensation Plan



December 1996

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Contents
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                                                            Page

Article 1. Establishment, Objectives, and Duration             1

Article 2. Definitions                                         1

Article 3. Administration                                      4

Article 4. Shares Subject to the Plan and Maximum Awards       5

Article 5. Eligibility and Participation                       6

Article 6. Stock Options                                       6

Article 7. Stock Appreciation Rights                           8

Article 8. Restricted Stock                                    9

Article 9. Performance Units and Performance Shares           10

Article 10. Performance Measures                              12

Article 11. Beneficiary Designation                           12

Article 12. Deferrals                                         13

Article 13. Rights of Employees                               13

Article 14. Change in Control                                 13

Article 15. Amendment, Modification, and Termination          14

Article 16. Withholding                                       14

Article 17. Indemnification                                   15

Article 18. Successors                                        15

Article 19. Legal Construction                                15

Nationwide Financial Services, Inc. 1996 Long-Term
Equity Compensation Plan

Article 1. Establishment, Objectives, and Duration

     1.1. ESTABLISHMENT OF THE PLAN. Nationwide Financial Services, Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Nationwide Financial Services, Inc. 1996 Long-Term Equity Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document and individual award agreements setting forth certain terms and conditions applicable to awards granted under the Plan. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Performance Units.

  Subject to approval by the Company's stockholders, the Plan shall become effective as of December 11, 1996 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

     1.2.  OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

     1.3. DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after December 11, 2006.

Article 2. Definitions

  Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

     2.1. "AFFILIATE" means Nationwide Mutual Insurance Company, Nationwide Mutual Fire Insurance Company, EMPLOYERS INSURANCE OF WAUSAU A Mutual Company, Farmland Mutual Insurance Company, and the Subsidiaries of each such company, other than the Company.

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     2.2.  "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units.

     2.3. "AWARD AGREEMENT" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

     2.4. "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     2.5. "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Nationwide Financial Services, Inc.

     2.6. "CHANGE IN CONTROL" will be deemed to have occurred as of the first day any one (1) or more of the following paragraphs shall have been satisfied:

     (a) At any times when Nationwide Mutual Insurance Company and its Subsidiaries cease to be the Beneficial Owner, directly or indirectly, of securities of the Company representing fifty and one-tenth percent (50.1%) or more of the combined voting power of the Company's then outstanding securities; or

     (b) The stockholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company's assets.

     2.7. "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     2.8. "COMMITTEE" means the Compensation Committee of the Board, as specified in Article 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.

     2.9. "COMPANY" means Nationwide Financial Services, Inc., a Delaware corporation, including any and all of its Subsidiaries, and any successor thereto as provided in Article 18 herein.

     2.10. "DIRECTOR" means any individual who is a member of the Board of Directors of a member of Enterprise.

     2.11. "DISABILITY" shall have the meaning ascribed to such term in the employee health care plan maintained by the Participant's employer, or if no such plan exists, at the discretion of the Committee.

     2.12.  "EFFECTIVE DATE" shall have the meaning ascribed to such term in
Section 1.1 hereof.

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     2.13.  "EMPLOYEE" means any employee of the Enterprise. Directors who are not employed by the Enterprise shall not be considered Employees under this Plan.

     2.14.  "ENTERPRISE" means the Company and the Affiliates.

     2.15. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     2.16. "FAIR MARKET VALUE" shall be equal to the closing sale price of a Share on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

     2.17. "FREESTANDING SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

     2.18. "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

     2.19. "INSIDER" shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

     2.20. "NAMED EXECUTIVE OFFICER" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code
Section 162(m), or any successor statute.

     2.21. "NONEMPLOYEE DIRECTOR" shall have the meaning ascribed to such term in Rule 16b-3 of the Exchange Act.

     2.22. "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

     2.23. "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

     2.24. "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

     2.25. "PARTICIPANT" means an Employee or Director who has outstanding an Award granted under the Plan.

     2.26.  "PERFORMANCE-BASED EXCEPTION" means the performance-based

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exception from the tax deductibility limitations of Code Section 162(m).

     2.27. "PERFORMANCE SHARE" means an Award granted to a Participant, as described in Article 9 herein.

     2.28. "PERFORMANCE UNIT" means an Award granted to a Participant, as described in Article 9 herein.

     2.29. "PERIOD OF RESTRICTION" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

     2.30. "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

     2.31. "RESTRICTED STOCK" means an Award granted to a Participant pursuant to Article 8 herein.

     2.32. "RETIREMENT" means a Participant's termination of employment with all members of the Enterprise on or after the date on which he or she shall have:

     (a) Attained Normal Retirement Age,

     (b) Attained age 55 and completed 180 Months of Vesting Service; or

     (c) Attained age 62 and completed 60 Months of Vesting Service, whichever is earliest.

For purposes of this Section, Normal Retirement Age and Months of Vesting Service shall have the meanings assigned to them in the Nationwide Insurance Enterprise Retirement Plan.

     2.33. "SHARES" means the shares of Class A Common Stock of the Company, no par value.

     2.34. "STOCK APPRECIATION RIGHT" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

     2.35. "SUBSIDIARY" means any corporation in which an organization owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the organization owns at least fifty percent (50%) of the combined equity thereof.

     2.36.  "TANDEM SAR" means an SAR that is granted in connection with a

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related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

Article 3. Administration

     3.1. THE COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board. The members of the Committee shall be Nonemployee Directors and shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

     3.2. AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Employees; establish, amend, or waive rules and regulations for the Plan's administration as they apply to Employees; and (subject to the provisions of Article 15 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan, as the Plan applies to Employees. As permitted by law, the Committee may delegate its authority as identified herein.

     3.3. DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries.

Article 4. Shares Subject to the Plan and Maximum Awards

     4.1. NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be two million six hundred thousand (2,600,000). The Committee shall determine the appropriate methodology for calculating the number of shares issued pursuant to the Plan.

Unless and until the Committee determines that an Award to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

     (a) STOCK OPTIONS: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to any Award granted

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  in any one fiscal year to any one Participant shall be one hundred thousand
  (100,000).

     (b) SARS: The maximum aggregate number of Shares that may be subject to Stock Appreciation Rights, pursuant to any Award granted in any one fiscal year to any one Participant shall be one hundred thousand (100,000).

     (c) RESTRICTED STOCK: The maximum aggregate grant with respect to Awards of Restricted Stock granted in any one fiscal year to any one Participant shall be one hundred thousand (100,000) Shares.

     (d) PERFORMANCE SHARES/PERFORMANCE UNITS: The maximum aggregate payout with respect to Awards of Performance Shares or Performance Units granted in any one fiscal year to any one Participant shall be the value of one hundred thousand (100,000) Shares at the end of the Performance Period.

     4.2. ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section
368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under
Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in subsections 4.1(a) and 4.1(b), as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

Article 5. Eligibility and Participation

     5.1. ELIGIBILITY. Persons eligible to participate in this Plan include all Employees of the Enterprise, including Employees who are members of the Board, and all Directors.

     5.2. ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. Stock Options

     6.1. GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

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     6.2.  AWARD AGREEMENT. Each Option grant shall be evidenced by an Award
Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

     6.3. OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

     6.4. DURATION OF OPTIONS. Each Option granted to an Employee shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

     6.5. EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as set forth in the Award Agreement and as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Options which are intended to be ISOs within the meaning of Code Section 422 shall be subject to the limitation set forth in Code Section 422(d).

     6.6. PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

  The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are ten dered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and
(b).

  The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

  Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

     6.7. RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option

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granted under this Article 6 as it may deem advisable and as are set forth in the Award Agreement, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

     6.8. TERMINATION OF EMPLOYMENT. Each Participant's Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this
Article 6, and may reflect distinctions based on the reasons for termination of employment.

     6.9.  NONTRANSFERABILITY OF OPTIONS.

     (a) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

     (b) NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

Article 7. Stock Appreciation Rights

     7.1. GRANT OF SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

  The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

  The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

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

     7.2. EXERCISE OF TANDEM SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

  Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

     7.3. EXERCISE OF FREESTANDING SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the Award Agreement.

     7.4. SAR AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

     7.5. TERM OF SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

     7.6. PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

     (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

     (b) The number of Shares with respect to which the SAR is exercised.

  At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

     7.7. TERMINATION OF EMPLOYMENT. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Enterprise. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

     7.8.  NONTRANSFERABILITY OF SARs. Except as otherwise provided in a

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Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 8. Restricted Stock

    8.1. GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

     8.2. RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

     8.3. TRANSFERABILITY. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

     8.4. OTHER RESTRICTIONS. Subject to Article 11 herein, the Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable and as are set forth in the Award Agreement including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable Federal or state securities laws.

  The Company shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

  Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

     8.5.  VOTING RIGHTS. During the Period of Restriction, Participants holding

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Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

     8.6. DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate and as are set forth in the Award Agreement. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Named Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

     8.7. TERMINATION OF EMPLOYMENT. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment; provided, however that, except in the cases of terminations connected with a Change in Control and terminations by reason of death or Disability, the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Named Executive Officers shall occur at the time they otherwise would have, but for the employment termination.

Article 9. Performance Units and Performance Shares

     9.1. GRANT OF PERFORMANCE UNITS/SHARES. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee and as shall be set forth in the Award Agreement.

     9.2. VALUE OF PERFORMANCE UNITS/SHARES. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a "Performance Period."

     9.3.  EARNING OF PERFORMANCE UNITS/SHARES. Subject to the terms of this
Plan,

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after the applicable Performance Period has ended, the holder of Performance
Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by him or her over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

     9.4. FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/ SHARES. Payment of earned Performance Units/Shares shall be made in a single lump sum follow ing the close of the applicable Performance Period. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Units/Shares may be granted subject to any restrictions deemed appropriate by the Committee and set forth in the Award Agreement.

  At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in
Section 8.6 herein). In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares.

     9.5. TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIREMENT. Unless determined otherwise by the Committee and set forth in the Participant's Award Agreement, in the event the employment of a Participant is terminated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a payout of the Performance Units/Shares which is prorated, as specified by the Committee in its discretion.

  Payment of earned Performance Units/Shares shall be made at a time specified by the Committee in its sole discretion and set forth in the Participant's Award Agreement. Notwithstanding the foregoing, with respect to Named Executive Officers who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

     9.6. TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event that a Participant's employment terminates for any reason other than those reasons set forth in Section 9.5 herein, all Performance Units/Shares shall be forfeited by the Participant to the Company unless determined otherwise by the Committee, as set forth in the Participant's Award Agreement.

     9.7. NONTRANSFERABILITY. Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

Article 10. Performance Measures

  Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among earnings per share, economic value added, market share (actual or targeted growth), net income (before or after taxes), operating income, return on assets (actual or targeted growth), return on capital (actual or targeted growth), return on equity (actual or targeted growth), return on investment (actual or targeted growth), revenue (actual or targeted growth), share price, stock price growth, or total shareholder return.

  The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code
Section 162(m).

Article 11. Beneficiary Designation

  Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Nationwide Financial Services, Inc., and will be effective only when filed by the Participant in writing with the Company's Compensation Officer during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

Article 12. Deferrals

  The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 13. Rights of Employees

     13.1. EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

     13.2. PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 14. Change in Control

     14.1. TREATMENT OF OUTSTANDING AWARDS. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

     (a) Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

     (b) Any restriction periods and restrictions imposed on Restricted Shares shall lapse;

     (c) The target payout opportunities attainable under all outstanding Awards of Restricted Stock, Performance Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out in cash to Participants within thirty
  (30) days following the effective date of the Change in Control a pro rata amount based upon an assumed achievement of all relevant performance goals and upon the length of time within the Performance Period which has elapsed prior to the Change in Control.

     14.2. TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE-IN-CONTROL PROVISIONS. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 14 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards; provided, however, the Board of Directors, upon recommendation of the Committee, may terminate, amend, or modify this Article 14 at any time and from time to time prior to the date of a Change in Control. This Section 14.2 shall not operate to reduce any rights granted to a Participant under Section 15.3.

Article 15. Amendment, Modification, and Termination

     15.1. AMENDMENT, MODIFICATION, AND TERMINATION. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment which requires shareholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon.

     15.2. ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code, as from time to time amended.

     15.3. AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

     15.4. COMPLIANCE WITH CODE SECTION 162(M). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code
Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this
Article 15, make any adjustments it deems appropriate.

Article 16. Withholding

     16.1. TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

     16.2. SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 17. Indemnification

  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company to the fullest extent permitted by Delaware law against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification is subject to the person having been successful in the legal proceedings or having acted in good faith and what is reasonably believed to be a lawful manner in the Company's best interests. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 18. Successors

  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 19. Legal Construction

     19.1. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     19.2. SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     19.3. REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     19.4. SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     19.5. GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Delaware.


IN WITNESS WHEREOF, this document has been duly executed by Nationwide Financial Services, Inc.


                                            NATIONWIDE FINANCIAL SERVICES,  INC.



                                            By:_________________________________


Attest:



__________________________________________

Nationwide Financial Services, Inc.
1996 Long-Term Equity Compensation Plan
[Nonqualified/Incentive] Stock Option Award Agreement


Dear ________________:

Congratulations on your selection as a Participant in the Nationwide Financial Services, Inc. Long-Term Equity Compensation Plan (the "Plan"). This Agreement provides a brief summary of your rights under the Plan.

The Plan provides a complete detail of all of your rights under the Plan and this Agreement, as well as all of the conditions and limitations affecting such rights. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan's terms shall completely supersede and replace the conflicting terms of this Agreement.

The options granted to you under this Agreement are ["NONQUALIFIED/ INCENTIVE"] options, as defined in the Plan. Accordingly, [ADD LIMITATIONS HERE, IF AN "INCENTIVE" OPTION.]

Overview of Your Stock Option
1.  NUMBER OF SHARES GRANTED UNDER THESE OPTIONS: ___________________

2.  DATE OF GRANT: __________________________________________________

3.  EXERCISE PRICE:      [$ FMV]
                    _________________________________________________

4. OPTION TERM: The Options have been granted for a period of ten years from the Date of Grant (the "Option Term").

5. VESTING AND EXERCISE OF OPTIONS: Options do not provide you with any rights or interests therein until they vest and become exercisable in accordance with the following:

   (a) Upon your termination of employment due to death or disability.

   (b) Upon your termination of employment with the Enterprise due to Retirement.

   (c) At the sole discretion of the Committee, upon your termination of employment by reason of dismissal for the convenience of the Enterprise or your termination of employment (other than your Retirement) coincident with the receipt of benefits under a funded or unfunded retirement plan or arrangement of the Enterprise.

   (d) One-third of the stock subject thereto, on a cumulative basis, on each of the first, second, and third anniversaries of the Date of Grant, provided you have continued in the employment of the Enterprise through such anniversary or anniversaries.

   Options which are exercisable at the time of termination of employment continue to be exercisable until terminated as described in paragraph 7 below.

   Options which are not and do not become exercisable at the time of your termination of employment shall, coincident therewith, terminate and be of no force or effect.

6. HOW TO EXERCISE: The Options hereby granted shall be exercised by written notice to the Company's Compensaton Officer, specifying the number of shares you then desire to purchase, which may not be fewer than twenty-five (25), together with a check payable to the order of Nationwide Financial Services, Inc. for an amount in United States dollars equal to the option price of such shares or, if the Committee permits, shares of Common Stock having an aggregate fair market value (as of the trading date immediately preceding the date of exercise) equal to such option price, or a combination of cash and such shares.

   As soon as practicable after receipt of such written notification and payment, the Company shall issue or transfer to you the number of shares with respect to which such Options shall be so exercised and shall, upon receipt of applicable withholding taxes, deliver to you a certificate or certificate thereof, registered in your name.

7. TERMINATION OF OPTIONS: The Options, which become exercisable as provided in paragraph 5 above, shall terminate and be of no force or effect as follows:

   (a) If your employment with the Enterprise terminates during the Option Term by reason of death or Disability, the Options terminate and have no force or effect one year after the date of death or Disability;

   (b) If your employment with the Enterprise terminates during the Option Term by reason of retirement, the Options terminate and have no force or effect upon the earlier of five (5) years after termination of employment or the expiration of the option term;

   (c) If your employment with the Enterprise terminates during the Option Term due to your dismissal for the convenience of the Enterprise, the Options terminate and have no force of effect on the expiration of three (3) months after your termination, as may be determined at the sole discretion of the Committee, but in no event later than the expiration of the Option Term;

   (d) If your employment with the Enterprise terminates during the Option Term for any other reason, the Options terminate and have no force or effect upon the expiration of three (3) months after your termination of employment or the expiration of the Option Term, whichever occurs first; and

   (e) If you continue in the employ of the Company through the Option Term, the Options terminate and have no force or effect upon the expiration of the Option Term.

8. CHANGE IN CONTROL: In the event of a Change in Control, all Options under this Agreement shall become immediately vested 100 percent, and shall remain exercisable for their entire term.

9. WHO CAN EXERCISE: During your lifetime the Options shall be exercisable only by you. No assignment or transfer of the Options, whether voluntary or involuntary, by operation of law or otherwise, except by will or the laws of descent and distribution or pursuant to a domestic relations order, shall vest in the assignee or transferee any interest whatsoever.

Please refer any questions you may have regarding your stock options to the Company's Compensation Officer. Once again, congratulations on receipt of your stock option.

Sincerely,

Nationwide Financial Services, Inc.



-----------------------------------


Please acknowledge your agreement to participate in the Plan and this Agreement, and to abide by all of the governing terms and provisions, by signing the following representation:

                            AGREEMENT TO PARTICIPATE

By signing a copy of this Agreement and returning it to the Compensation Officer of the Company, I acknowledge that I have read the Plan, and the I fully understand all of my rights under the Plan, as well as all of the terms and conditions which may limit my eligibility to exercise this option. Without limiting the generality of the preceding sentence, I understand that my right to exercise these options are conditioned upon my continued employment with the Enterprise.


                                                  -----------------------------
                                                  Participant

Nationwide Financial Services, Inc.
1996 Long-Term Equity Compensation Plan
Restricted Stock Award


Dear _____________:

Congratulations on your selection as a Participant in the Nationwide Financial Services, Inc. Long-Term Equity Compensation Plan (the "Plan").

The Plan provides a complete detail of all of your rights under the Plan and this Agreement, as well as all of the conditions and limitations affecting such rights. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan's terms shall completely supersede and replace the conflicting terms of this Agreement.

The following shares of Restricted Stock are being awarded under the Plan, the terms of which shall govern this grant.

Overview of Your Shares of Restricted Stock
NUMBER OF RESTRICTED SHARES GRANTED: ___________________________________

DATE OF GRANT: _____________________________

DATE(S) OF LAPSE OF RESTRICTIONS: ______________________________________

________________________________________________________________________

________________________________________________________________________

    1. EMPLOYMENT BY THE ENTERPRISE. This Restricted Stock is awarded on the condition that the Participant remain in the employ of the Company and the Affiliates (the "Enterprise") from the Date of Grant through (and including) the Date(s) of Lapse of Restrictions. The Award of this Restricted Stock, however, shall not impose upon the Enterprise any obligation to retain the Participant in its employ for any given period or upon any specific terms of employment.

    2. CERTIFICATE LEGEND. Each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

     "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Nationwide
     Financial Services, Inc. Long-Term Equity
     Compensation Plan and in a Restricted Stock
     Agreement. A copy of the Plan and such Restricted
     Stock Agreement may be obtained from the Secretary of Nationwide Financial Services, Inc."

    3. REMOVAL OF RESTRICTIONS. Except as otherwise provided in the Plan, one hundred percent (100%) of the _______ Shares of Restricted Stock granted under this Agreement shall become freely transferable by the Participant on the "Date(s) of Lapse of Restrictions" set forth on page 1 herein.

  Once the shares are released from the restrictions, the Participant shall be entitled to receive certificates representing the Shares of stock which have vested, and to have the legend required by Paragraph 2 of this Agreement removed from his or her Common Stock certificate.

    4. VOTING RIGHTS AND DIVIDENDS. During the Period of Restriction, the Participant may exercise full voting rights and is entitled to receive all dividends and other distributions paid with respect to the Shares of Restricted Stock while they are held. If any such dividends or distributions are paid in shares of Common Stock of the Company, the Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were paid.

    5. TERMINATION OF EMPLOYMENT BY REASON OF DEATH, DISABILITY, RETIREMENT, AND VESTING IN CONNECTION WITH A CHANGE IN CONTROL. In the event the Participant's employment is terminated by reason of death, Disability, Retirement, or in the event of a Change in Control prior to the Date(s) of Lapse of Restrictions, all Shares of Restricted Stock then outstanding shall immediately vest one hundred percent (100%), and as soon as is administratively practicable, the stock certificates representing the Shares of Restricted Stock without any restrictions or legend thereon, shall be delivered to the Participant or the Participant's beneficiary or estate.

    6. TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event the Participant's employment is terminated for reasons other than those described in
Section 5 herein prior to the Date(s) of the Lapse of Restrictions, all outstanding Shares of unvested Restricted Stock granted hereunder shall immediately be forfeited by the Participant.

    7. TRANSFERABILITY. This Restricted Stock is not transferable by the Participant, whether voluntarily or involuntarily, by operation of law or otherwise, during the Restriction Period, except as provided in the Plan. If any assignment, pledge, transfer, or other disposition, voluntary or involuntary, of this Restricted Stock shall be made, or if any attachment, execution, garnishment, or lien shall be issued against or placed upon the Restricted Stock, then the Participant's right to the Restricted Stock shall immediately cease and terminate and the Participant shall promptly forfeit to the Company all Restricted Stock awarded under this Agreement.

Please refer any questions you may have regarding your shares of Restricted Stock to the Company's Compensation Officer. Once again, congratulations on receipt of your Restricted Stock.

Sincerely,

Nationwide Financial Services, Inc.



___________________________________


Please acknowledge your agreement to participate in the Plan and this Agreement and to abide by all of the governing terms and provisions, by signing the following representation:

                            AGREEMENT TO PARTICIPATE

     By signing a copy of this Agreement and returning it to the Compensation Officer of the Company, I acknowledge that I have read the Plan, and that I fully understand all of my rights under the Plan, as well as all of the terms and conditions which may limit my eligibility to receive these Shares of Restricted Stock. Without limiting the generality of the preceding sentence, I understand that my right to transfer these Shares of Restricted Stock is conditioned upon my continued employment or other applicable restrictions with the Enterprise.


                                            ___________________________________
                                            Participant